UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

GOLDEN ENTERTAINMENT, INC.

_____________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2015, the Board of Directors of Golden Entertainment, Inc. (the “Company”) approved a change in the fiscal year of the Company from a 52-53 week fiscal year ending on the Sunday closest to December 31 to a calendar year ending December 31. The change is intended to improve the alignment of financial and business processes and to streamline financial reporting. This change has a retroactive effect as of the beginning of the Company’s third fiscal quarter on June 29, 2015. As a result of this change, the Company’s quarters for fiscal year 2015 end on March 29, 2015, June 28, 2015, September 30, 2015 and December 31, 2015. Thereafter, the Company’s fiscal quarters will end on March 31, June 30, September 30 and December 31 of each year. In reliance on Exchange Act Release No. 26589, the Company will not file a transition report in connection with the change in fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC.
(Registrant)

Date: October 30, 2015	/s/ Matthew W. Flandermeyer
Name: Matthew W. Flandermeyer
Title: Executive Vice President and Chief Financial Officer